Exhibit 10.4

FORM OF

LYONDELLBASELL EXECUTIVE SEVERANCE PLAN

PARTICIPATION AGREEMENT

This Executive Severance Plan Participation Agreement (the “Participation Agreement”) is entered into effective as of __________________________, 20__ [NTD: Start Date] (the “Participation Date”), by and between Lyondell Chemical Company (the “Company”) and you (the “Participant”), pursuant to the LyondellBasell Executive Severance Plan (the “Plan” or “LYB Executive Severance Plan”). The Participant agrees that the terms and conditions of this Agreement and the Plan will govern the Participant’s rights with respect to the severance benefits provided under the Plan (the “Severance Benefits”), notwithstanding any contrary provision in any employment agreement or other severance plan. The Participant and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Participation Agreement. Except as defined in this Participation Agreement (including Exhibit A attached hereto), capitalized terms have the same meanings ascribed to them in the Plan.

The Participant and the Company have entered into this Participation Agreement and have agreed to the terms and conditions included in Exhibit A as an express incentive for the Participant and the Company to enter into the Participation Agreement and in consideration for the Company or any of its affiliates providing (i) the consideration set forth in the Participation Agreement and (ii) Confidential Information to the Participant, to further protect the trade secrets and Confidential Information disclosed or entrusted to the Participant, to protect the business goodwill of the Company and its affiliates, to protect the business opportunities disclosed or entrusted to the Participant, and to protect the other legitimate business interests of the Company and its affiliates. In executing this Participation Agreement, the Participant expressly acknowledges and agrees that (a) the Participation Agreement aligns the Participant’s interests with the Company’s and its affiliates’ long-term business interests and creates a further incentive for the Participant to build the Company’s and its affiliates’ goodwill, and (b) the provisions contained in Exhibit A are reasonably related to the Company’s and its affiliates’ legitimate interests in protecting their goodwill. The Participant understands that the Company has hereby promised to provide to the Participant Confidential Information during the Participant’s employment with the Company.

The Participant and the Company also expressly agree that any long-term incentive awards that may hereafter be granted to the Participant pursuant to the LyondellBasell Industries (“LYB”) Long-Term Incentive Plan (the “LTIP”) similarly aligns the Participant’s interests with LYB’s and the Company’s long-term business interests and creates a further incentive for the Participant to build the Company’s and LYB’s goodwill, and that the provisions contained in Exhibit A and Section 2 of this Agreement as they relate to such LTIP awards are reasonably related to the Company’s and LYB’s legitimate interest in protecting its goodwill. Accordingly, Section 2 of this Agreement (regarding recovery of payments) also applies to any awards made to the Participant under the LTIP to the extent such awards (1) are granted after the Participant signs this Participation Agreement and (2) vest or become exercisable on account of termination of employment for any reason other than the Participant’s death or disability.

The terms and conditions of this Participation Agreement as offered herein must be accepted by the Participant prior to _____________________, 20____. Failure to timely accept the terms by such time will result in immediate and irrevocable cancellation of the participation offered.

1.        Participation. In accordance with, and subject to, the terms and conditions of the Plan, the Company hereby allows the Participant to participate in the LYB Executive Severance Plan.

2.        Covenants; Recovery of Payments. If the Committee determines that the Participant has committed a breach of any of the Covenants set forth in Exhibit A, upon notice from the Company, the Participant shall reimburse to the Company all or a portion of the Severance Benefits or LTIP payments, or both, subject to this Participation Agreement, as the Committee deems appropriate under the circumstances. Such notice shall be provided within the earlier to occur of one year after discovery of the alleged breach or the second anniversary of the Participant’s date of termination.

3.        Interpretation and Construction. This Participation Agreement and the Plan shall be interpreted and construed to the fullest extent possible consistent with the LTIP and any applicable grant letter or award agreement thereunder. In the event of a conflict between the terms of any such document and this Participation Agreement, this Participation Agreement shall control. For the avoidance of doubt, LTIP awards are subject to the terms of this Participation Agreement only to the extent they (a) are granted after the Participant signs this Participation Agreement and (b) vest or become exercisable on account of termination of employment for any reason other than the Participant’s death or disability. Incentive compensation awards issued by the Company or LYB pursuant to the LTIP or any other incentive program or arrangement shall remain subject to other provisions of such other award agreements and incentive arrangements, which shall not be affected by this Participation Agreement.

4.        This Participation Agreement is governed by Texas law, without giving effect to its conflicts of law principles. The Participant consents to the jurisdiction of the Harris County District State Court in Houston, Texas, although the Company may choose to seek enforcement of the Covenants and any other benefits provided under this Agreement in any jurisdiction where the Participant may be found.

[SIGNATURE PAGE TO FOLLOW]

2

LYONDELL CHEMICAL COMPANY

By:	Date:

[Insert Name and Title]

PARTICIPANT

Date:

Peter Vanacker

3

EXHIBIT A

TO LYONDELLBASELL EXECUTIVE SEVERANCE PLAN

PARTICIPATION AGREEMENT

1.	As used in this Exhibit A, the following terms have the meanings set out below:

“Business” means the business in which the Company and its affiliates are engaged and for which the Participant has direct or indirect responsibilities during the term of Participant’s employment with the Company or any affiliate.

“Competitor” means any business or enterprise engaged in the Business.

“Confidential Information” means any trade secret, proprietary or confidential information of the Company or its affiliates.

“Restricted Area” means those locations for which the Participant had responsibility at any time during the twelve (12) months prior to termination of Participant’s employment with the Company and including any geographical area in which the Company (a) conducts any portion of its Business and for which Participant had responsibility, or (b) has plans to conduct any portion of its Business, where those plans are known to the Participant.

2.       Subject to the exceptions set forth in this Exhibit A, the Participant agrees and expressly promises that the Participant shall not, during the Participant’s employment with the Company or its affiliates and for a period of one (1) year after the Participant’s termination of employment with the Company and all affiliates (the “Prohibited Period”), regardless of the reason for such termination, directly or indirectly, anywhere in the Restricted Area:

(a)      carry on or engage in the Business in competition with the Company, or

(b)      render services to, or be affiliated with, a Competitor.

3.       Nothing herein shall prevent the Participant during the Prohibited Period from rendering professional services to a Competitor (but not as an employee of a Competitor) or being affiliated with a diversified entity, so long as the Participant’s affiliation with that Competitor or entity, as applicable, does not:

(a)      cause the Participant to use or disclose any Confidential Information, and

(b)      involve the Participant having direct or indirect responsibilities with respect to any aspect of the entity’s business that engages in the Business.

4.	The Participant agrees and expressly promises that, during the Prohibited Period, the Participant shall not directly or indirectly:

(a)      recruit, solicit or induce any employee, consultant, or independent contractor of the Company or any of its affiliates to terminate or lessen such person’s employment or other relationship with the Company or any affiliate, or

(b)      directly or indirectly solicit any then-current customer or business partner of the Company or any affiliate to terminate, alter, or modify its relationship with the Company or any affiliate.

5.	Notwithstanding the restrictions in this Exhibit A, nothing herein prohibits:

(a)      the Participant from making general advertisements for employment or engagement, so long as such advertisements are not specifically targeted at any employees, consultants, or independent contractors of the Company or any affiliate, or

(b)      any other person or entity from hiring, inducing, or attempting to induce, solicit, or encourage any employee or other service provider of the Company or any of its affiliates to leave their employ or service, provided that the Participant does not directly or indirectly participate in or direct the prohibited activity and provided further that this clause (b) of paragraph 5 shall not apply with respect to the solicitation of any employee of the Company who is at that time an executive officer of the Company or an employee of the Company directly reporting to any such executive officer.

(c)      Participant or any of Participant’s affiliates may own an aggregate of not more than 5% of the outstanding stock of any class of any corporation, if such stock is listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities exchange, without violating the provisions of this Exhibit A, provided that neither Participant nor any of Participant’s affiliates has the power, directly or indirectly, to control or direct the management or affairs of any such corporation and is not involved in the management of such corporation.

6.       The Participant agrees that during the Prohibited Period, and at all times thereafter, the Participant will not, in public or in private and whether orally or in writing, make (or encourage any other third party to make) any disparaging or defamatory comments regarding (or otherwise place in a false light or criticize) the Company or any affiliate, or any of the Company’s or its affiliates’ business, products, policies, decisions, or current or former directors, officers, members, partners, or employees in any respect or make any comments concerning any aspect of the Participant’s relationship with the Company or any affiliate or any conduct or events that precipitated any termination of the Participant’s employment with or service to the Company or any affiliate. However, the Participant’s obligations under this Section 6 shall not prohibit the Participant from making a good faith report of possible violations of applicable law to any governmental agency or entity, from making disclosures that are protected under the whistleblower provisions of applicable law, or from making any other truthful disclosures required by applicable law, regulation, or order of a court or governmental agency.

7.       The Participant acknowledges and agrees that: (a) the Company’s Confidential Information is of great competitive importance and commercial value to the Company; (b) the purpose of the covenants set forth in this Exhibit A (the “Covenants”) is to protect the Company’s Confidential Information as well as its goodwill, trade secrets and other Confidential Information of the Company and its affiliates; (c) improper use or disclosure by Participant is likely to result in unfair or unlawful competitive activity; (d) because of the nature of the business in which the Company and its affiliates are engaged and because of the nature of the Confidential Information to which the Participant has or will have access, it would be impractical and excessively difficult to determine the actual damages of the Company and its affiliates in the event the Participant breached any such covenants; and (e) remedies at law (such as monetary damages) for any breach of the Participant’s obligations under the Covenants would be inadequate. The Participant therefore agrees and consents that if the Participant commits any breach of a Covenant, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.

2

The parties expressly represent that the Covenants are reasonable in all respects and are necessary to protect the legitimate business interests of the Company and its affiliates. The parties further acknowledge and agree that the Company and its affiliates conduct the Business on a worldwide basis and the Participant will have Confidential Information regarding the business conducted by the Company and its affiliates in each location where it is conducted and the Participant will be materially associated with the Company’s and its affiliates’ goodwill. The Participant expressly acknowledges and agrees that any violation of the Covenants would inevitably cause the Participant to disclose Confidential Information of the Company and its affiliates.

If any portion of the Covenants is hereafter determined to be invalid or unenforceable in any respect, such determination shall not affect the remainder thereof, which shall be given the maximum effect possible and shall be fully enforced, without regard to the invalid portions. In particular, without limiting the generality of the foregoing, if the covenants set forth in this Exhibit A are found by a court or an arbitrator to be unreasonable, the Participant and the Company agree that the maximum period, scope or geographical area that is found to be reasonable shall be substituted for the stated period, scope or area, and that the court or arbitrator shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. If any of the Covenants are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s right to enforce any such covenant in any other jurisdiction.

8.        In the event that Participant terminates for Good Reason or the Company terminates the Participant’s employment for reasons other than (a) Cause or (b) the Participant’s death or Disability, the Company shall, subject to the execution of the Release (as defined in 7(c) of the Plan), pay the following amounts to the Participant:

(a) Subject to Participant’s execution of the Release, a lump sum cash payment in an amount equal to 1.5 times the sum of (A) the Participant’s Base Salary and (B) the Participant’s Target Annual Bonus amount for the year immediately preceding the year of the Participant’s termination (or, if the Participant did not have a Target Annual Bonus opportunity for such preceding year, the Target Annual Bonus amount for the year of the Participant’s termination);

(b) an amount equal to the cost of 18 months of continuation coverage premiums for medical coverage for the Participant and his or her eligible dependents (to the extent such dependents are covered under the Company’s group health plan immediately prior to the date of termination) under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (“COBRA”) at the subsidized rates that active employees pay to effectuate similar coverage; and

3

(c) Subject to Participant’s execution of the Release, the payments and benefits provided for in Section 4(a)(ii) and Section 4(a)(iii) of the Plan in the same form as provided for therein;

9.       In the event a Change of Control (as defined in the LTIP) occurs and Participant terminates for Good Reason during a Change of Control Period, as defined below, or the Company terminates the Participant’s employment for reasons other than (a) Cause or (b) the Participant’s death or Disability during a Change of Control Period, the Company shall, subject to the execution of the Release (as defined in 7(c) of the Plan), pay the following amounts to the Participant:

(a) Subject to Participant’s execution of the Release, a one-time payment of 2.5 times the sum of Participant’s Base Salary plus Target Annual Bonus (in each case, as then in effect), which shall be paid in a lump-sum on the first administratively feasible payroll date following the date the Release becomes binding; and

(b) Subject to Participant’s execution of the Release, the payments and benefits provided for in Section 8(b) and 8(c) of this Agreement in the same form as provided for herein;

For purposes of this Participation Agreement, “Change of Control Period” means the period commencing on the date on which a Change of Control occurs and ending on the first anniversary of the date on which a Change of Control occurs.

4